Exhibit 32.1
Section 1350 Certification

The following statement is provided by the undersigned to accompany the Form 10-K of Bridgeton Global Directional Fund, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bridgeton Global Directional Fund, LP.

Date: March 30, 2012	s/ Stephen J. Roseme
Stephen J. Roseme
Chief Executive, Principal Executive Officer and Principal Financial Officer
Bridgeton Fund Management, LLC, the general partner of Bridgeton Global Directional Fund, LP